EXHIBIT 99.1


CONTACT:
     Interplay Entertainment Corp., Irvine
     Jeff Gonzalez, 949/553-6655
     JGONZALEZ@INTERPLAY.COM

FOR IMMEDIATE RELEASE

INTERPLAY ANNOUNCES SALE OF SHINY ENTERTAINMENT TO INFOGRAMES, INC. FOR APPROXIMATELY $47 MILLION

IRVINE, Calif., May 2 /PRNewswire-FirstCall/ -- Interplay Entertainment Corp. (Nasdaq: IPLY - NEWS) announced today the closing of the sale of its Shiny Entertainment subsidiary to Infogrames, Inc. (Nasdaq: IFGM - NEWS), as previously announced on April 25, 2002. According to the terms of the deal, Interplay received approximately $47 million in a combination of cash and a promissory note.

Interplay Entertainment is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay develops games for personal computers as well as next generation video game consoles, many of which have garnered industry accolades and awards. Interplay releases products through Interplay, Digital Mayhem, Black Isle Studios, its distribution partners, and its wholly owned subsidiary Interplay OEM Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. The closing of the sale of Shiny Entertainment, Inc., to Infogrames, Inc., and the effects of that sale on the business, prospects and financial condition of the company that are expected to result from the transaction are subject to numerous closing conditions, certain of which are beyond the control of the company. Additional important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements are discussed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to the company's annual reports on Form 10-K and the company's subsequent quarterly filings on Form 10-Q. The company disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

SOURCE: Interplay Entertainment Corp.